CONSULTANT AGREEMENT, DATED NOVEMBER 2000, BETWEEN
             WORLDWIDE WIRELESS AND COLUMBIA FINANCIAL GROUP

AMENDMENT TO CONSULTANT AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into as of the ____ day of November, 2000,by and between WORLDWIDE WIRELESS NETWORKS, INC., (the "Corporation"), and
COLUMBIA FINANCIAL GROUP, INC. (the "Consultant", collectively with the Corporation, the "Parties"). This Amendment shall modify the terms and conditions of both (i) the Consultant Agreement entered into on the 1st day of June 1999 by and between the Parties
(the "First Agreement"), and (ii) the Consultant Agreement entered into on the 12th day of July 2000, by and between the Parties
(the "Second Agreement", collectively with the First
Agreement, the "Consultant Agreement"), in accordance with
Section 13 of both of the
Consultant Agreements.

WHEREAS, due to market conditions and the current price of the Corporation's common shares, the Board of Directors of the Corporation has elected to amend the exercise price of the warrants contemplated as consideration in the Consultant Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments. Upon execution of this Amendment, the Parties agree to the following:

1.01. Warrants Issued Under the Consultant Agreement. The four hundred thousand (400,000) warrants contemplated as consideration due to the Consultant for services to be provided to the Corporation under the First Agreement and the six hundred thousand (600,000) warrants contemplated as consideration due to the Consultant for services to be provided to the Corporation under the Second Agreement, shall now have an exercise price of One Dollar and Ten Cents ($1.10) per share. The aggregate amount of all one million (1,000,000) of these warrants (the "Warrants") shall be fully vested.

1.02. Term of the Consultant Agreement. The Warrants and the two hundred thousand (200,000) restricted shares of common stock issued to the Consultant pursuant to Section 3 the Second Agreement (the "Restricted Shares") are consideration for services that shall be provided to the Corporation during the period of October 2000 through September 2001. The parties therefore hereby agree that the term of the Second Agreement is amended to reflect such new time period.

1.03. Exercise of Warrants.  The parties hereby agree that:

(a) the Consultant shall exercise six hundred thousand (600,000) of the Warrants for a total purchase price of Six Hundred Sixty
Thousand Dollars ($660,000) at the time the Corporation files its Form SB-2A with the United States Securities and Exchange Commission (the "SEC"); and

(b) the Consultant shall exercise four hundred thousand
(400,000) of the Warrants for a purchase price of Four
Hundred Forty Thousand ($440,000) after the Form SB-2A has been declared effective by the SEC.

2. Miscellaneous Provisions.

2.01. Notices. All notices sent pursuant to the terms and conditions of this Amendment shall be sent as follows:


If to the Corporation:
Worldwide Wireless Networks, Inc.
770 The City Drive South, Suite 3700
Orange, California  92868
Attn:        Mr. Jack Tortorice
        Chairman of the Board
       Chief Executive Officer

With a copy (which shall
Feldhake, August & Roquemore LLP
not constitute notice) to:
19900 MacArthur Blvd., Suite 850
Irvine, California 92612
Attn:        Kenneth S. August, Esq.

If to the Consultant:
Columbia Financial Group, Inc.
1301 York Road, Suite 400
Lutherville, Maryland 21093
Attn:        Mr. Timothy J. Rieu



2.02. Binding Amendment. This Amendment shall constitute a binding amendment to the Consultant Agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Amendment shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns, in accordance with the provisions of the Consultant Agreement.

2.03. Entire Understanding. This Amendment constitutes the final understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes the Consultant Agreement only with respect to the subject matter hereof.

2.04. Headings. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

2.05. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.06. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, and all parties hereby consent to the State of California as the proper jurisdiction for said proceeding provided herein, as in accordance with the Consultant
Agreement.

2.07. Severable Provisions. The provisions of this Amendment are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


THE CORPORATION:

WORLDWIDE WIRELESS
  NETWORKS, INC.:                    ATTEST:


By: /s/ Jack Tortorice               By:
        ----------------                 -------------------------
        Jack Tortorice                   _________________________
        Chairman of the Board
        Chief Executive Officer


THE CONSULTANT:

COLUMBIA FINANCIAL                   WITNESS:
  GROUP, INC.:


By: /s/ Timothy J. Rieu              By:
        ---------------                  -------------------------
        Timothy J. Rieu                  _________________________